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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


     There is no parent of the Registrant. The Registrant owns 100% of the voting securities of each subsidiary listed below, with the exception of Keebler Foods Company, of which the Registrant owns 55%, except that each subsidiary marked with an asterisk owns 100% of the voting securities of the subsidiary or subsidiaries indented immediately below such marked subsidiary. All subsidiaries listed below are included in the consolidated financial statements of the Registrant.


Flowers Industries, Inc......................................  Georgia
 Flowers Investments, Inc....................................  Georgia
 *Flowers Bakeries Brands, Inc...............................  South Carolina
  *Flowers Bakeries, Inc.....................................  Georgia
    *Flowers Baking Company of Florida, Inc..................  Florida
      Flowers Baking Company of Miami, Inc...................  Florida
      Flowers Baking Company of Jacksonville, Inc............  Florida
      Flowers Baking Company of Bradenton, Inc...............  Florida
     Flowers Baking Company of Thomasville, Inc..............  Georgia
     Flowers Baking Company of Villa Rica, Inc...............  Georgia
     Flowers Baking Company of Opelika, Inc..................  Alabama
     Hardin's Bakery, Inc....................................  Alabama
     Midtown Bakery, Inc.....................................  Alabama
     Home Baking Company, Inc................................  Alabama
     *Huval Bakery, Inc......................................  Louisiana
      *Bunny Bread, Inc......................................  Louisiana
        Flowers Baking Company of Baton Rouge, Inc...........  Louisiana
     Flowers Baking Company of Jamestown, Inc................  North Carolina
     Franklin Baking Co......................................  North Carolina
     Flowers Baking Company of Lynchburg, Inc................  Virginia
     Flowers Baking Company of Norfolk, Inc..................  Virginia
     Flowers Baking Company of Morristown, Inc...............  Tennessee
     Schott's Bakery, Inc....................................  Texas
     *Flowers Baking Company of West Virginia, Inc...........  West Virginia
        The Donut House, Inc.................................  West Virginia
     *Flowers Baking Company of Texas, Inc...................  Texas
       *Flowers Baking Company of Tyler......................  Georgia
         Butterkrust Bakery, Inc.............................  Texas
       El Paso Baking Company, Inc...........................  Texas
         El Paso Baking Co. de Mexico, S.A. de C.V...........  Mexico
       San Angelo Distributing Co., Inc......................  Texas
       San Antonio Baking Co., Inc...........................  Texas
       Austin Baking Co., Inc................................  Texas
       Corpus Christi Baking Co., Inc........................  Texas
       Flowers Holding Co. of Texas, Inc.....................  Texas
       Flowers Baking Company of Fresno, Inc.................  California
     Flowers Baking Company of Texarkana.....................  Arkansas
     Holsum Baking Company...................................  Arkansas
     Shipley Baking Company..................................  Arkansas
     Flowers Baking Company of Ohio, Inc.....................  Ohio
     Storck Baking Company...................................  West Virginia
*Mrs. Smith's Bakeries, Inc..................................  Georgia
     Mrs. Smith's Bakery of Suwanee, Inc.....................  Georgia
     *European Bakers, Ltd...................................  Georgia
        Aunt Fanny's Bakery, Inc.............................  Georgia
      *Dan-co Bakery, Inc....................................  Georgia
        Daniels Home Bakery of North Carolina, Inc...........  North Carolina
     Table Pride, Inc........................................  Georgia
     *Mrs. Smith's Sales Support Group, Inc..................  Georgia
      Mrs. Smith's Foil Company, Inc.........................  Georgia
     Broad Street Bakeries, Inc..............................  Georgia
     Special Touch Bakeries, Inc.............................  Georgia
     Flowers Specialty of Suwanee, Inc.......................  Georgia
    Mrs. Smith's Frozen Bakery Distributors, Inc.............  Georgia
      Mrs. Smith's Bakeries of Pennsylvania, Inc.............  Georgia
      Allied Frozen Food Services, Inc.......................  New York
     Flowers Specialty Foods of Montgomery, Inc..............  Alabama
     Flowers Baking Company of South Carolina, Inc...........  South Carolina
     Flowers Baking Company of Fountain Inn, Inc.............  South Carolina
     Flowers Baking Company of Chattanooga, Inc..............  Tennessee
     Flowers Fresh Bakery Distributors, Inc..................  Tennessee
     Aunt Fanny's Bakery of Pennsylvania, Inc................  Pennsylvania
     *Mrs. Smith's Bakeries of London, Inc...................  Kentucky
       Bluebird Brands, Inc..................................  Georgia
     *Pies, Inc..............................................  Minnesota
      Mrs. Smith's Brands, Inc...............................  South Carolina
      *Stilwell Foods, Inc...................................  Oklahoma
        Stilwell Foods of Texas, Inc.........................  Oklahoma
        Stilwell Foods Manpower of Texas, Inc................  Texas
      Flowers Holding Company................................  Delaware
*Keebler Foods Company.......................................  Delaware
  *Keebler Company...........................................  Delaware
        Steamboat Corporation................................  Georgia
        Illinois Baking Corporation..........................  Delaware
        Keebler Cookie & Cracker Company.....................  Nevada
        Hollow Tree Company, L.L.C...........................  Delaware
        Keebler Co./Puerto Rico, Inc.........................  Delaware
        Keebler H.C., Inc....................................  Illinois
        Keebler-Georgia, Inc.................................  Georgia
        Keebler Foreign Sales Corporation....................  Virgin Islands
        Hollow Tree Financial Company, L.L.C.................  Delaware
        Godfrey Transport, Inc...............................  Delaware
        Bishop Baking Company, Inc...........................  Delaware
        Famous Amos Chocolate Chip Cookie Company, L.L.C.....  Delaware
        Mother's Cookie Company, L.L.C.......................  Delaware
        Murray Biscuit Company, L.L.C........................  Delaware
        Barbara Dee Cookie Company, L.L.C....................  Delaware
        Little Brownie Bakers, L.L.C.........................  Delaware
        President Baking Company, L.L.C......................  Delaware
        Sunny Cookie Company, L.L.C..........................  Delaware
        Sunshine Biscuits, L.L.C.............................  Delaware
        Elfin Equity Co., L.L.C.(1)..........................  Delaware
        Keebler Assets Company(2)............................  Delaware
  Keebler Funding Corp.......................................  Delaware
  Keebler Leasing Corp.......................................  Delaware
  Shaffer, Clarke & Co., Inc.................................  Delaware
  Johnston's Ready-Crust Company.............................  Delaware
  Bake-Line Products, Inc....................................  Illinois
-------------------
(1) 64.6% owned by Keebler Company and 35.4% owned by Sunshine Biscuits, Inc.
(2) 34% owned by Keebler Company, 33% owned Keebler-Georgia, Inc. and 33% owned by Keebler Leasing Corp.